UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OCN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement.

On May 3, 2021, pursuant to the previously disclosed Transaction Agreement dated December 21, 2020, Ocwen Financial Corporation (“Ocwen” or the “Company”) entered into a number of definitive agreements with special purpose entities owned by funds and accounts managed by Oaktree Capital Management, L.P. (collectively “Oaktree”) in connection with the closing of the previously announced transaction to operate an MSR investment joint venture, MSR Asset Vehicle LLC (“MAV”), a California limited liability company. Prior to the closing, MAV was a wholly-owned subsidiary of Ocwen. Upon closing, Ocwen contributed MAV to an intermediate holding company held by Oaktree, MAV Canopy HoldCo I, LLC, a Delaware limited liability company (“MAV Canopy”). In exchange for the contribution of MAV, Ocwen received 15% of the limited liability company interests in MAV Canopy. The closing took place upon receipt of necessary approvals or non-objection confirmations from state regulators, the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) to effectuate the change of control. MAV is currently approved to purchase Freddie Mac MSRs throughout the continental United States, with the exception of one state. Ocwen expects MAV to receive Fannie Mae’s approval to purchase Fannie Mae MSRs in the near future and continues working to finalize remaining state regulatory approvals to purchase MSRs in one state.

As contemplated by the Transaction Agreement, in connection with closing and in consideration of the MAV transaction, the Company entered into a securities purchase agreement and warrant agreement dated May 3, 2021 (the “Securities Purchase Agreement and the Warrant Agreement”) to issue Oaktree 426,705 shares of the Company’s common stock, representing 4.9% of Ocwen’s outstanding common stock as of May 3, 2021, at a price per share of $23.15 for an aggregate purchase price of approximately $9.9 million and four-year warrants to purchase 261,248 shares of the Company’s common stock, representing 3% of Ocwen’s outstanding common stock as of May 3, 2021, at a price per share of $24.31. The Securities Purchase and Warrant Agreement provides that the ownership of Oaktree in Ocwen’s common stock on an as-converted basis may not exceed 19.9% at any time without receipt of shareholder approval subject to applicable listing rules of the New York Stock Exchange. The Company currently intends to use the proceeds from the sale of its common stock for general corporate purposes, including to fund the Company’s investment in MAV, investments in MSRs and for general corporate purposes.

The closing of the MAV transaction also satisfied the remaining closing condition to the issuance to Oaktree of the second tranche of the Ocwen senior secured notes (“Senior Secured Notes”). As previously disclosed, on February 9, 2021, Ocwen entered into a note and warrant purchase agreement (the “Note Purchase Agreement”) with Oaktree pursuant to which Ocwen agreed to issue to Oaktree in a private placement an aggregate of $285 million principal amount of Senior Secured Notes, of which the first tranche of $199.5 million was issued on March 4, 2021, and the second tranche of $85.5 million was issued on May 3, 2021. The net proceeds before expenses from the closing of the second tranche of Ocwen’s Senior Secured Notes were approximately $75.0 million (after $10.5 million of original issue discount) and are expected to be used to fund the Company’s investment in MAV, investments in MSRs and for general corporate purposes.

Additional material terms of the Transaction Agreement and the Note Purchase Agreement are described in Item 1.01 of the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 22, 2020, February 9, 2021 and March 4, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 regarding issuance of Ocwen’s Senior Secured Notes above is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of shares of common stock and warrants is hereby incorporated by reference into this Item 3.02. The issuance of the shares of common stock, warrants, and the shares of common stock issuable upon exercise of the warrants will not be registered under the Securities Act of 1933, amended (the “Securities Act”). These securities were or will be (as applicable) issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemption set forth in Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. We are in the midst of a period of capital markets volatility and experiencing significant changes within the mortgage lending and servicing ecosystem which have magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, uncertainty relating to the continuing impacts of the COVID-19 pandemic, including the response of the U.S. government, state governments, Fannie Mae and Freddie Mac (together, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators, as well as the potential for disruption in the financial markets and commercial activity generally, increased unemployment, and other financial difficulties facing our borrowers; disruption to our operations due to employee illness; the proportion of borrowers who enter into forbearance plans, the financial ability of borrowers to resume repayment and their timing for doing so; uncertainty relating to the timing of MAV receiving Fannie Mae and other remaining regulatory approvals; the extent to which MAV will accomplish our growth objectives; our ability to close announced bulk acquisitions of MSRs, including the ability to obtain regulatory approvals, enter into definitive financing arrangements, and satisfy closing conditions, and the timing for doing so; uncertainty relating to our ability to enter into definitive agreements relating to MSR acquisitions and other transactions under negotiation or subject to letters of intent; the extent to which a recent judicial interpretation of the Fair Debt Collection Practices Act may require us to modify our business practices and expose us to increased expense and litigation risk; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; the future of our long-term relationship and remaining servicing agreements with New Residential Investment Corp.; our ability to continue to improve our financial performance through cost re-engineering efforts and other actions; our ability to continue to grow our lending business and increase our lending volumes in a competitive market and uncertain interest rate environment; our ability to execute on identified business development and sales opportunities; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the SEC, the Department of Justice or the Department of Housing and Urban Development (HUD); adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae; our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2020 and its current quarterly report since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date:	May 6, 2021	By:	/s/ June C. Campbell
June C. Campbell
Chief Financial Officer